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                                                                     Exhibit 5.1

                        Goodwin, Procter & Hoar llp
                                 Exchange Place
                                Boston, MA 02109

                                                               May 28, 1999

Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, TX 75207

       Re:Wyndham International, Inc.
              REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

   We have acted as counsel to Wyndham International, Inc., a Delaware corporation (the "Company"), in connection with the public offering by the Company of up to 316,009,186 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), as part of the proposed merger of Patriot American Hospitality, Inc. with and into a wholly-owned subsidiary of the Company (the "Merger"), and the offer to exchange Common Stock for all of the issued and outstanding shares of Wyndham series A preferred stock and series B preferred stock (the "Exchange Offer").

   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement on Form S-4, including the prospectus forming part thereof, as filed with the Securities and Exchange Commission (the "Commission") on May 28, 1999 under the Act (the "Registration Statement"); (2) the Certificate of Incorporation of the Company, as presently in effect; (3) the ByLaws of the Company, as presently in effect; and (4) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

   Members of our firm are admitted to the bar in the Commonwealth of Massachusetts, and we do not express any opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

   Based upon and subject to the foregoing, we are of the opinion that when (1) the Registration Statement becomes effective; and (2) certificates representing the Shares have been delivered in accordance with the terms
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of the Merger and the Exchange Offer, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters' in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                          Very truly yours,

                                          /s/ Goodwin, Procter & Hoar llp
                                          _____________________________________

                                            Goodwin, Procter & Hoar llp